QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

CERTIFICATION OF PERIODIC REPORT

I, Elizabeth Crews, Chief Financial and Accounting Officer of OwnerTel, Inc., (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(3)
the Quarterly Report on Form 10-QSB of the Company for the quarterly period ending September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(4)
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2002
/s/ ELIZABETH CREWS Elizabeth Crews Chief Financial and Accounting Officer

QuickLinks

  Exhibit 99.2
CERTIFICATION OF PERIODIC REPORT